Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2006 Q1	2005 Q4	2005 Q3	2005 Q2	2005 Q1
Earnings (Reported Basis)
Net Interest Income	$1,206.9	$1,037.0	$910.2	$872.5	$860.5
Non-Interest Income	1,858.3	1,665.5 (2)	1,594.6 (1)	1,582.0	1,516.0

Total Revenue(4)	3,065.2 (3)	2,702.5	2,504.8	2,454.5	2,376.5
Provision for Loan Losses	170.3 (3)	565.7	374.2 (1)	291.6	259.6
Marketing Expenses	323.8	447.4	343.7	277.0	311.8
Operating Expenses	1,249.7	1,241.7 (5)	1,021.9	1,058.6	1,016.1

Income Before Taxes	1,321.4	447.7	765.0	827.3	789.0
Tax Rate	33.2%	37.3%	35.8%	35.8%	35.8%
Net Income	$883.3	$280.3	$491.1	$531.1	$506.6

Common Share Statistics
Basic EPS	$2.95	$1.01	$1.88	$2.10	$2.08
Diluted EPS	$2.86	$0.97	$1.81	$2.03	$1.99
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$50.06	$46.97	$41.40	$39.51	$35.62
Stock Price Per Share (period end)	$80.52	$86.40	$79.52	$80.01	$74.77
Total Market Capitalization (period end)	$24,397.6	$25,989.1	$21,200.0	$21,082.6	$18,849.5
Shares Outstanding (period end)	303.0	300.8	266.6	263.5	252.1
Shares Used to Compute Basic EPS	299.3	278.8	260.9	252.6	244.0
Shares Used to Compute Diluted EPS	309.1	287.7	270.7	261.7	255.2

Reported Balance Sheet Statistics (period avg.)
Average Loans	$58,142	$48,701	$38,556	$38,237	$38,204
Average Earning Assets	$78,148	$66,624	$53,453	$51,694	$50,898
Average Assets	$88,895	$74,443	$59,204	$56,963	$56,288
Average Equity	$14,612	$12,528	$10,802	$8,925	$8,568
Return on Average Assets (ROA)	3.97%	1.51%	3.32%	3.73%	3.60%
Return on Average Equity (ROE)	24.18%	8.95%	18.19%	23.80%	23.65%

Reported Balance Sheet Statistics (period end)
Loans	$58,119	$59,848	$38,852	$38,611	$37,959
Total Assets	$89,273	$88,701	$60,425	$56,996	$55,632
Loan growth	$(1,729)	$20,996	$241	$652	$(257)
% Loan Growth Y Over Y	53%	57%	10%	12%	14%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	66%	56%	17%	6%	39%
Non Interest Income Growth (annualized)	46%	18%	3%	17%	(1)%
Revenue Growth (annualized)	54%	32%	8%	13%	12%
Net Interest Margin	6.18%	6.23%	6.81%	6.75%	6.76%
Revenue Margin	15.69%	16.23%	18.74%	18.99%	18.68%
Risk Adjusted Margin (6)	14.15%	13.52%	16.18%	16.49%	16.08%
Operating Expense as a % of Revenues	40.77%	45.95%	40.80%	43.13%	42.76%
Operating Expense as a % of Avg Loans (annualized)	8.60%	10.20%	10.60%	11.07%	10.64%

Asset Quality Statistics (Reported)
Allowance	$1,675	$1,790	$1,447 (1)	$1,405	$1,440
30+ Day Delinquencies	$1,559	$1,879	$1,497	$1,400	$1,319
Net Charge-Offs	$301	$451	$342	$324	$330
Allowance as a % of Reported Loans	2.88%	2.99%	3.72%	3.64%	3.79%
Delinquency Rate (30+ days)	2.68%	3.14%	3.85%	3.62%	3.47%
Net Charge-Off Rate	2.07%	3.70%	3.55%	3.39%	3.46%

(1)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.
(2)	Includes a $34 million gain from the sale of previously purchased charged-off loan portfolios.
(3)	Includes the impact of the sale of charged-off loans resulting in a $76.8 million increase to various revenue line items, the majority of which was recorded to other non-interest income and a $7.0 million reduction to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company and not securitized.
(4)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2006 - $170.9, Q4 2005 - $227.9, Q3 2005- $255.6, Q2 2005 - $259.8, and Q1 2005 - $243.9.
(5)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.
(6)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions)	2006 Q1	2005 Q4	2005 Q3	2005 Q2	2005 Q1
Earnings (Managed Basis)
Net Interest Income	$2,235.0	$2,075.2	$1,931.2	$1,830.3	$1,818.8
Non-Interest Income	1,222.2	1,243.4 (3)	1,099.8 (2)	1,144.8	1,071.4

Total Revenue(5)	3,457.2 (4)	3,318.6	3,031.0	2,975.1	2,890.2
Provision for Loan Losses	562.3 (4)	1,181.8	900.4 (2)	812.2	773.3
Marketing Expenses	323.8	447.4	343.7	277.0	311.8
Operating Expenses	1,249.7	1,241.7 (6)	1,021.9	1,058.6	1,016.1

Income Before Taxes	1,321.4	447.7	765.0	827.3	789.0
Tax Rate	33.2%	37.3%	35.8%	35.8%	35.8%
Net Income	$883.3	$280.3	$491.1	$531.1	$506.6

Managed Balance Sheet Statistics (period avg.)
Average Loans	$104,610	$94,241	$83,828	$82,472	$81,652
Average Earning Assets	$122,403	$110,096	$96,696	$94,075	$92,477
Average Assets	$134,797	$119,406	$103,913	$100,640	$99,283
Return on Average Assets (ROA)	2.62%	0.94%	1.89%	2.11%	2.04%

Managed Balance Sheet Statistics (period end)
Loans	$103,907	$105,527	$84,768	$82,951	$81,592
Total Assets	$134,530	$133,786	$105,743	$100,757	$98,724
Loan Growth	$(1,620)	$20,759	$1,817	$1,359	$1,731
% Loan Growth Y over Y	27%	32%	12%	13%	14%
Tangible Assets (7)	$130,211	$129,484	$105,007	$100,017	$97,976
Tangible Capital (8)	$11,016	$9,994	$10,400	$9,771	$8,940
Tangible Capital to Tangible Assets Ratio	8.46%	7.72%	9.90%	9.77%	9.12%
% Off-Balance Sheet Securitizations	44%	43%	54%	53%	53%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	31%	30%	22%	3%	28%
Non Interest Income Growth (annualized)	(7)%	52%	(16)%	27%	(10)%
Revenue Growth (annualized)	17%	38%	8%	12%	13%
Net Interest Margin	7.30%	7.54%	7.99%	7.78%	7.87%
Revenue Margin	11.30%	12.06%	12.54%	12.65%	12.50%
Risk Adjusted Margin (9)	9.03%	8.18%	8.95%	9.06%	8.85%
Operating Expense as a % of Revenues	36.15%	37.42%	33.71%	35.58%	35.16%
Operating Expense as a % of Avg Loans (annualized)	4.78%	5.27%	4.88%	5.13%	4.98%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$3,039	$3,424	$3,164	$2,893	$2,812
Net Charge-Offs	$693	$1,067	$868	$845	$844
Delinquency Rate (30+ days)	2.92%	3.24%	3.73%	3.49%	3.45%
Net Charge-Off Rate	2.65%	4.53%	4.14%	4.10%	4.13%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.
(3)	Includes a $34 million gain from the sale of previously purchased charged-off loan portfolios.
(4)	Includes the impact of the sale of charged-off loans resulting in a $66.4 million increase to various revenue line items, the majority of which was recorded to other non-interest income and a $17.4 million reduction to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company.
(5)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2006 - $170.9, Q4 2005 - $227.9, Q3 2005- $255.6, Q2 2005 - $259.8, and Q1 2005 - $243.9.
(6)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.
(7)	Includes managed assets less intangible assets.
(8)	Includes stockholders’ equity and preferred interests for all periods presented, 80% of mandatory convertible securities for all periods prior to Q2 2005, less intangible assets. Tangible Capital on a reported and managed basis is the same.
(9)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1)

(in thousands)	2006 Q1	2005 Q4	2005 Q3	2005 Q2	2005 Q1
Segment Statistics
US Card:
Net interest income	$1,221,101	$1,183,794	$1,207,832	$1,151,692	$1,250,638
Non-interest income	775,413	844,286	851,036	846,720	779,415
Provision for loan losses	224,438	767,103	483,759	539,211	489,036
Non-interest expenses	844,729	892,521	833,925	794,012	836,142
Income tax provision (benefit)	324,573	131,415	259,414	232,816	246,706

Net income (loss)	$602,774	$237,041	$481,770	$432,373	$458,169

Loans receivable	$47,142,650	$49,463,522	$46,291,468	$46,408,912	$46,629,763
Average loans	$48,217,926	$46,857,527	$46,405,569	$46,504,945	$47,547,749
Net charge-off rate	2.93%	5.70%	4.69%	4.90%	4.73%
Delinquency Rate (30+ days)	3.31%	3.44%	3.86%	3.60%	3.66%
Purchase Volume (2)	$18,015,669	$21,209,357	$18,932,798	$17,946,667	$15,598,314
Number of Accounts (000s)	37,258	37,645	37,863	37,760	38,255

Auto Finance:
Net interest income	$348,830	$314,024	$300,102	$285,744	$249,507
Non-interest income	391	(1,358)	3,005	6,964	11,339
Provision for loan losses	107,805	161,651	185,219	20,330	92,313
Non-interest expenses	134,655	138,412	129,719	124,584	113,765
Income tax provision (benefit)	37,366	4,512	(4,141)	51,728	19,169

Net income (loss)	$69,395	$8,091	$(7,690)	$96,066	$35,599

Loans receivable	$19,848,190	$16,372,019	$15,730,713	$14,520,216	$13,292,953
Average loans	$19,440,128	$16,095,793	$15,104,464	$13,993,998	$12,733,831
Net charge-off rate	2.35%	3.32%	2.54%	1.74%	2.89%
Delinquency Rate (30+ days)	3.57%	5.71%	4.65%	4.09%	3.51%
Auto Loan Originations (3)	$2,940,540	$2,563,372	$3,217,209	$2,633,857	$2,033,162
Number of Accounts (000s)	1,480	1,438	1,187	1,124	1,033

Global Financial Services:
Net interest income	$438,249	$432,335	$423,629	$411,825	$412,733
Non-interest income	283,352	250,349	273,067	265,499	233,841
Provision for loan losses	217,365	263,664	217,032	256,766	188,316
Non-interest expenses	330,172	410,670	356,254	378,278	351,476
Income tax provision (benefit)	60,520	1,299	41,521	15,621	36,309

Net income (loss)	$113,544	$7,051	$81,889	$26,659	$70,473

Loans receivable	$23,732,515	$23,386,490	$22,770,803	$22,053,145	$21,683,102
Average loans	$23,668,326	$23,129,203	$22,373,995	$21,971,839	$21,353,653
Net charge-off rate	3.63%	4.33%	4.09%	3.89%	3.55%
Delinquency Rate (30+ days)	2.90%	2.83%	2.93%	2.93%	3.04%
Number of Accounts (000s)	10,013	9,928	9,774	9,639	9,420

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(3)	Includes all organic auto loan originations and excludes auto loans added through acquisitions.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1) CONTINUED

(in thousands)	2006 Q1	2005 Q4	2005 Q3	2005 Q2	2005 Q1
Segment Statistics

Banking:
Net interest income	$244,924
Non-interest income	104,485
Provision for loan losses	9,821
Non-interest expenses	272,987
Income tax provision (benefit)	23,310

Net income (loss)	$43,291

Loans receivable	$13,169,792
Average loans	$13,283,515
Net charge-off rate	0.38%
Delinquency Rate (30+ days)	0.75%
Core Deposits(2)	27,996,290
Total Deposits	35,396,221
Number of ATMs	669
Number of locations(3)	316

Other:
Net interest income	$(18,134)	$145,043	$(368)	$(18,959)	$(94,118)
Non-interest income	58,553	150,153	(27,301)	25,577	46,806
Provision for loan losses	2,877	(10,631)	14,324	(4,144)	3,627
Non-interest expenses	(9,064)	247,583	45,740	38,743	26,449
Income tax provision (benefit)	(7,729)	30,109	(22,913)	(4,001)	(19,709)

Net income (loss)	$54,335	$28,135	$(64,820)	$(23,980)	$(57,679)

Loans receivable	$13,629	$16,305,460	$(25,301)	$(30,921)	$(13,826)

Total:
Net interest income	$2,234,970	$2,075,196	$1,931,195	$1,830,302	$1,818,760
Non-interest income	1,222,194	1,243,430	1,099,807	1,144,760	1,071,401
Provision for loan losses	562,306	1,181,787	900,334	812,163	773,292
Non-interest expenses	1,573,479	1,689,186	1,365,638	1,335,617	1,327,832
Income tax provision (benefit)	438,040	167,335	273,881	296,164	282,475

Net income (loss)	$883,339	$280,318	$491,149	$531,118	$506,562

Loans receivable	$103,906,776	$105,527,491	$84,767,683	$82,951,352	$81,591,992

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.
(3)	Number of locations includes 302 branches and 14 other customer centers and excludes 18 branches that remain closed due to hurricane damage.

CAPITAL ONE FINANCIAL CORPORATION (COF)

Banking Segment Compilation

The Company is including this schedule to provide additional information regarding the composition of our new Banking segment.

Q1 2006 (in thousands)	Banking (1)	Capital One’s Branchless Deposits (1)	Hibernia’s Indirect Auto Lending Business (2)	Purchase Accounting Adjustments (3)	Other Adjustments (4)	Banking Segment
Net interest income	$240,472	$25,649	$(23,420)	$12,956	$(10,733)	$244,924
Non-interest income	105,365	814	(680)	—	(1,014)	104,485
Provision for loan losses	18,000	—	(8,179)	—	—	9,821
Non-interest expense	207,528	21,838	(10,087)	23,188	30,520	272,987
Income tax provision (benefit)	42,109	1,619	(2,042)	(3,582)	(14,794)	23,310

Net income (loss)	$78,200	$3,006	$(3,792)	$(6,650)	$(27,473)	$43,291

Loans Receivable	$16,072,735		$(2,902,943)			$13,169,792
Total Deposits	$22,255,080	$14,096,111			$(954,970)	$35,396,221

(1)	Transferred from the Other caption in Q1.
(2)	Transferred to the Auto Segment in Q1.
(3)	Includes allocations for loan discount accretion, deposit premium amortization, and CDI and other intangible amortization resulting from the Hibernia acquisition.
(4)	Income statement adjustments represent adjustments for investments and match funding, brand and corporate cost allocations, and other integration costs. Deposit adjustment represents Hibernia brokered deposits transferred to the Other caption.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended March 31, 2006

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$1,206,877	$1,028,093	$2,234,970
Non-interest income	$1,858,251	$(636,057)	$1,222,194
Total revenue	$3,065,128	$392,036	$3,457,164
Provision for loan losses	$170,270	$392,036	$562,306
Net charge-offs	$300,467	$392,036	$692,503

Balance Sheet Measures
Loans	$58,118,659	$45,788,117	$103,906,776
Total assets	$89,273,079	$45,257,154	$134,530,233
Average loans	$58,142,418	$46,467,782	$104,610,200
Average earning assets	$78,147,484	$44,255,018	$122,402,502
Average total assets	$88,894,594	$45,902,460	$134,797,054
Delinquencies	$1,558,880	$1,480,278	$3,039,158

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.
(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	March 31 2006	December 31 2005	March 31 2005

Assets:
Cash and due from banks	$1,434,804	$2,022,175	$761,234
Federal funds sold and resale agreements	2,763,746	1,305,537	12,283
Interest-bearing deposits at other banks	1,099,025	743,555	446,793

Cash and cash equivalents	5,297,575	4,071,267	1,220,310
Securities available for sale	14,659,166	14,350,249	9,460,688
Loans	58,118,659	59,847,681	37,959,203
Less: Allowance for loan losses	(1,675,000)	(1,790,000)	(1,440,000)

Net loans	56,443,659	58,057,681	36,519,203
Accounts receivable from securitizations	5,293,392	4,904,547	5,605,009
Premises and equipment, net	1,387,302	1,191,406	806,411
Interest receivable	512,136	563,542	259,350
Goodwill	3,941,128	3,906,399	747,756
Other	1,738,721	1,656,320	1,012,839

Total assets	$89,273,079	$88,701,411	$55,631,566

Liabilities:
Non-interest-bearing deposits	$4,476,351	$4,841,171	$79,525
Interest-bearing deposits	43,303,134	43,092,096	25,854,025
Senior and subordinated notes	5,726,109	6,743,979	6,876,432
Other borrowings	16,544,698	15,534,161	10,243,235
Interest payable	353,882	371,681	242,464
Other	3,699,659	3,989,409	3,356,155

Total liabilities	74,103,833	74,572,497	46,651,836

Stockholders’ Equity:
Common stock	3,051	3,028	2,536
Paid-in capital, net	7,032,073	6,848,544	2,878,237
Retained earnings and cumulative other comprehensive income	8,245,186	7,384,144	6,166,070
Less: Treasury stock, at cost	(111,064)	(106,802)	(67,113)

Total stockholders’ equity	15,169,246	14,128,914	8,979,730

Total liabilities and stockholders’ equity	$89,273,079	$88,701,411	$55,631,566

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended
	March 31 2006	December 31 2005	March 31 2005(1)

Interest Income:
Loans, including past-due fees	$1,612,622	$1,408,545	$1,184,036
Securities available for sale	165,100	119,189	90,164
Other	100,860	106,364	62,068

Total interest income	1,878,582	1,634,098	1,336,268

Interest Expense:
Deposits	403,609	344,063	264,025
Senior and subordinated notes	94,354	103,836	114,480
Other borrowings	173,742	149,200	97,242

Total interest expense	671,705	597,099	475,747

Net interest income	1,206,877	1,036,999	860,521
Provision for loan losses	170,270	565,674	259,631

Net interest income after provision for loan losses	1,036,607	471,325	600,890

Non-Interest Income:
Servicing and securitizations	1,153,604	1,021,415	933,937
Service charges and other customer-related fees	435,731	376,223	401,186
Interchange	119,491	133,234	123,440
Other	149,425	134,642	57,416

Total non-interest income	1,858,251	1,665,514	1,515,979

Non-Interest Expense:
Salaries and associate benefits	516,144	459,788	433,501
Marketing	323,771	447,437	311,759
Communications and data processing	169,204	154,936	142,819
Supplies and equipment	98,184	98,761	86,446
Occupancy	49,377	54,554	17,901
Other	416,799	473,710	335,406

Total non-interest expense	1,573,479	1,689,186	1,327,832

Income before income taxes	1,321,379	447,653	789,037
Income taxes	438,040	167,335	282,475

Net income	$883,339	$280,318	$506,562

Basic earnings per share	$2.95	$1.01	$2.08

Diluted earnings per share	$2.86	$0.97	$1.99

Dividends paid per share	$0.03	$0.03	$0.03

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 3/31/06			Quarter Ended 12/31/05			Quarter Ended 3/31/05
Reported	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

Earning assets:
Loans	$58,142,418	$1,612,622	11.09%	$48,700,689	$1,408,545	11.57%	$38,203,914	$1,184,036	12.40%
Securities available for sale	15,045,469	165,100	4.39%	11,683,013	119,189	4.08%	9,654,437	90,164	3.74%
Other	4,959,597	100,860	8.13%	6,240,217	106,364	6.82%	3,039,304	62,068	8.17%

Total earning assets	$78,147,484	$1,878,582	9.62%	$66,623,919	$1,634,098	9.81%	$50,897,655	$1,336,268	10.50%

Interest-bearing liabilities:
Interest-bearing deposits	$43,356,518	$403,609	3.72%	$34,737,934	$344,063	3.96%	$25,654,741	$264,025	4.12%
Senior and subordinated notes	6,097,711	94,354	6.19%	6,707,285	103,836	6.19%	6,908,505	114,480	6.63%
Other borrowings	16,074,344	173,742	4.32%	13,703,303	149,200	4.36%	10,698,085	97,242	3.64%

Total interest-bearing liabilities	$65,528,573	$671,705	4.10%	$55,148,522	$597,099	4.33%	$43,261,331	$475,747	4.40%

Net interest spread			5.52%			5.48%			6.10%

Interest income to average earning assets			9.62%			9.81%			10.50%
Interest expense to average earning assets			3.44%			3.58%			3.74%

Net interest margin			6.18%			6.23%			6.76%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 3/31/06			Quarter Ended 12/31/05			Quarter Ended 3/31/05
Managed (1)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

Earning assets:
Loans	$104,610,200	$3,232,530	12.36%	$94,241,240	$3,001,361	12.74%	$81,652,485	$2,631,751	12.89%
Securities available for sale	15,045,469	165,100	4.39%	11,683,013	119,189	4.08%	9,654,437	90,164	3.74%
Other	2,746,833	39,199	5.71%	4,171,939	55,410	5.31%	1,170,566	17,672	6.04%

Total earning assets	$122,402,502	$3,436,829	11.23%	$110,096,192	$3,175,960	11.54%	$92,477,488	$2,739,587	11.85%

Interest-bearing liabilities:
Interest-bearing deposits	$43,356,518	$403,609	3.72%	$34,737,934	$344,063	3.96%	$25,654,741	$264,025	4.12%
Senior and subordinated notes	6,097,711	94,354	6.19%	6,707,285	103,836	6.19%	6,908,505	114,480	6.63%
Other borrowings	16,074,344	173,742	4.32%	13,703,303	149,200	4.36%	10,698,085	97,242	3.64%
Securitization liability	46,018,001	530,154	4.61%	45,085,090	503,665	4.47%	43,215,671	445,080	4.12%

Total interest-bearing liabilities	$111,546,574	$1,201,859	4.31%	$100,233,612	$1,100,764	4.39%	$86,477,002	$920,827	4.26%

Net interest spread			6.92%			7.15%			7.59%

Interest income to average earning assets			11.23%			11.54%			11.85%
Interest expense to average earning assets			3.93%			4.00%			3.98%

Net interest margin			7.30%			7.54%			7.87%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

1680 Capital One Drive, McLean, VA 22102-3491

News Release

FOR IMMEDIATE RELEASE: April 20, 2006

Contacts:	Investor Relations	Media Relations
	Mike Rowen	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports First Quarter Earnings

McLean, Va. (April 20, 2006) – Capital One Financial Corporation (NYSE: COF) today announced that its earnings for the first quarter of 2006 were $883.3 million, or $2.86 per share (diluted), compared with $506.6 million, or $1.99 per share (diluted), for the first quarter of 2005, and $280.3 million, or $0.97 per share (diluted), for the fourth quarter of 2005.

“Capital One delivered record results in the first quarter across our diversified portfolio of businesses,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We’re pleased with the results of our new banking segment. The integration of Hibernia Bank is on track and our de novo branches in Texas continue to deliver great results. The addition of North Fork, expected in the fourth quarter, will further diversify our balance sheet and provide us with a premier growth platform in the largest deposit market in America.”

The managed charge-off rate for the company decreased to 2.65 percent in the first quarter of 2006 from 4.13 percent in the first quarter of 2005 and from 4.53 percent in the previous quarter. The company decreased its allowance for loan losses by $115.0 million in the first quarter of 2006, driven largely by decreasing delinquencies and lower loan balances in the quarter. The managed delinquency rate (30+ days) decreased to 2.92 percent as of March 31, 2006 from 3.45 percent as of the end of March 31, 2005 and from 3.24 percent as of December 31, 2005.

Managed loans at March 31, 2006 were $103.9 billion, up $22.3 billion, or 27 percent, from March 31, 2005. This includes organic growth as well as $16.3 billion of loans acquired through Hibernia in November 2005. Managed loans decreased $1.6 billion, or two percent from the previous quarter due to normal seasonality of credit card loan balances. The company expects that managed loans will grow at a rate of between seven and nine percent during 2006, excluding the loan growth that will come with the acquisition of North Fork.

Capital One’s managed revenue margin decreased to 11.30 percent in the first quarter of 2006 from 12.50 percent in the first quarter of 2005, primarily due to the addition of Hibernia’s loan

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Capital One Reports First Quarter Earnings

portfolio. The company’s managed revenue margin was 12.06 percent in the fourth quarter of 2005. Return on managed assets for the first quarter of 2006 was 2.62 percent versus 2.04 percent in the first quarter of 2005, and 0.94 percent in the fourth quarter of 2005.

First quarter marketing expenses increased $12.0 million to $323.8 million from $311.8 million in the first quarter of 2005, and decreased $123.6 million from the fourth quarter of 2005. Annualized operating expenses as a percentage of average managed loans decreased to 4.78 percent in the first quarter of 2006 from 4.98 percent in the first quarter of 2005 and from 5.27 percent in the previous quarter.

First quarter pre-tax income was positively impacted by the $83.8 million sale of a combination of company originated and previously purchased charged-off loan portfolios. Additionally, the company realized a $34.9 million tax benefit related to resolution of a federal tax audit for the years 2000 through 2002.

“We are affirming our earnings guidance of between $7.40 and $7.80 per share (diluted) for 2006, taking into account both strong first quarter earnings and the expected close of the North Fork acquisition in the fourth quarter,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “We continue to expect stability in return on managed assets in 2006 as decreases in revenue margin are expected to be offset by reductions in provision expense and operating expenses as a percent of assets.”

Segment results

The US Card business net income in the first quarter of 2006 was $602.8 million, compared with $458.2 million in the first quarter of 2005, and $237.0 million in the fourth quarter of 2005. Overall performance in the segment was driven principally by continued improvement in credit trends. Managed loans at March 31, 2006 were $47.1 billion, up $512.9 million, or one percent, from March 31, 2005, and down $2.3 billion, or five percent from the prior quarter, reflecting the normal seasonality of credit card loan balances. The managed charge-off rate decreased to 2.93 percent in the first quarter of 2006 from 4.73 percent in the first quarter of 2005 and 5.70 percent in the previous quarter. We expect credit card charge-offs to return to more normal levels late in the year as the effects of the bankruptcy filing spike dissipate.

Results in the auto business segment this quarter reflect continued growth and strong credit, and the addition of the $2.9 billion Hibernia auto portfolio. Net income in the first quarter of 2006 was $69.4 million, compared with $35.6 million in the first quarter of 2005, and $8.0 million in the fourth quarter of 2005. Auto loan originations during the quarter were $2.9 billion, up $907.4 million, or

Capital One Reports First Quarter Earnings

45 percent, from the prior year’s first quarter, and up $377.2 million, or 15 percent from the fourth quarter 2005. The managed charge-off rate decreased to 2.35 percent in the first quarter of 2006 from 2.89 percent in the first quarter of 2005 and 3.32 percent in the previous quarter.

Solid results in the Global Financial Services segment were led by strong growth and credit performance in its North American businesses. Net income in the first quarter of 2006 was $113.5 million, compared with $70.5 million in the first quarter of 2005, and $7.0 million in the fourth quarter of 2005. Managed loans during the quarter were $23.7 billion, up $2.0 billion, or nine percent, from the prior year’s first quarter, and up $346.0 million, or two percent from the fourth quarter of 2005. The managed charge-off rate increased to 3.63 percent in the first quarter of 2006 from 3.55 percent in the first quarter of 2005 and decreased from 4.33 percent in the previous quarter.

Capital One’s new banking segment includes most of the historical business of Hibernia and Capital One’s branchless deposit business, as well as integration expenses, corporate allocations, and purchase accounting impacts. It specifically excludes, however, Hibernia originated auto loans, which are now reported in our auto business segment. Banking segment net income in the first quarter of 2006 was $43.3 million. Total deposits at the end of the quarter were $35.4 billion. The company opened three new branches in the quarter and remains on track to open 40 new branches in 2006. During the first quarter, the company made great progress on the integration of Hibernia and remains poised to complete the brand conversion next week. It continues to expect integration costs and synergies to be greater than original estimates.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated April 20, 2006 for first quarter earnings, return on assets, loan growth rates, operating costs, revenue margins, charge-off rates, branch growth, integration costs and synergies, and the benefits of the business combination transaction involving Capital One and North Fork, including future financial and operating results, and the company’s plans, objectives, expectations and

Capital One Reports First Quarter Earnings

intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: the ability to obtain regulatory approvals of the proposed acquisition of North Fork on the proposed terms and schedule; the failure of Capital One or North Fork stockholders to approve the transaction; the risk that the businesses from previous or pending acquisitions will not be integrated successfully and that the cost savings and other synergies from such acquisitions may not be fully realized; continued intense competition from numerous providers of products and services which compete with Capital One’s businesses; changes in our aggregate accounts and balances, and/or number of customers, and the growth rate and composition thereof; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in the reputation of the credit card industry and/or the company with respect to practices or products; the success of the company’s marketing efforts; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting interest rates and consumer income, spending, and savings which may affect consumer bankruptcies, defaults, and charge-offs and deposit activity; the long-term impact of the Gulf Coast hurricanes on the impacted regions, including the amount of property and credit losses, the amount of investment, including deposits, in the region, and the pace and magnitude of economic recovery in the region. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2005.

Additional Information About the Capital One – North Fork Transaction

In connection with the proposed merger of Capital One and North Fork Bancorporation, Inc., Capital One will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Capital One and North Fork that also constitutes a prospectus of Capital One. Capital One and North Fork will mail the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Capital One and North Fork with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the heading “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing North Fork’s website at www.northforkbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Participants in the Capital One – North Fork Transaction

Capital One, North Fork and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One’s executive officers and directors in Capital One’s definitive proxy statement filed with the SEC on March 23, 2006. You can find information about

Capital One Reports First Quarter Earnings

North Fork’s executive officers and directors in their definitive proxy statement filed with the SEC on March 30, 2005. You can obtain free copies of these documents from the Capital One or North Fork using the contact information above.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company, with more than 316 locations in Texas and Louisiana. Its principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., and Hibernia National Bank (www.hibernia.com), offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $47.8 billion in deposits and $103.9 billion in managed loans outstanding as of March 31, 2006. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: First quarter 2006 financial results, SEC Filings, and first quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom left corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.